UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2018

Conifer Holdings, Inc.
(Exact name of registrant as specified in its charter)

001-37536	27-1298795
(Commission File Number)	(IRS Employer Identification No.)

550 West Merrill Street, Suite 200, Birmingham, MI 48009
(Address of principal executive offices and zip code)

(248) 559-0840
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 29, 2017, Conifer Holdings, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”), as amended by the First Amendment (the “First Amendment”) dated as of June 21, 2018 (collectively, the “Loan Agreement”), and a waiver letter (the "Waiver Letter") dated as of September 10, 2018 with Elanus Capital Investments Master SP Series 3 (“Elanus”). Pursuant to the Loan Agreement, the Company issued $30.0 million aggregate principal amount of its 8% subordinated notes (the "Subordinated Notes") due 2032, in a private placement.

Using funds from the public debt offering effective September 24, 2018, the Company paid down $19.5 million of the $30.0 million of Subordinated Notes and entered into an amended and restated note purchase agreement (the "Amended and Restated Note Purchase Agreement") on November 2, 2018. Under the new terms, the Subordinated Notes carry a principle value of $10.5 million and mature on September 30, 2038.  The Subordinated Notes bear an annual interest rate of 7.5% until September 30, 2023, and 12.5% thereafter.  Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2018. Beginning September 30, 2021, the Company may redeem the Subordinated Notes, in whole or in part, or any quarter thereafter, for a call premium of $1.1 million on September 30, 2021.  The call premium escalates quarterly to $1.75 million on September 30, 2023, then steps up to $3.05 million on December 31, 2023, and increases quarterly at a 12.5% per annum rate thereafter.  The debt covenants are consistent with the existing Subordinated Note terms.  A $105,000 loan origination fee was paid on the effective date.

The Amended and Restated Note Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Note Purchase Agreement, the First Amendment, the Waiver Letter and the Amended and Restated Note Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Note Purchase Agreement dated November 2, 2018 between the Company and Elanus Capital Investments Master SP Series 3

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings, Inc.

Dated: November 6, 2018

	By:	/s/ Brian J. Roney
Brian J. Roney
President